UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) previously approved an amendment, subject to shareholder approval, to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Amended and Restated 2014 Plan”) to increase the maximum number of common shares available for issuance thereunder (the “Share Reserve”) by an additional 5,300,000 common shares (the “Amendment”). At the Annual Meeting (as defined below), the Company’s shareholders approved the Amendment. The Board and management believe that share options and the other types of equity awards permitted by the Amended and Restated 2014 Plan, as amended by the Amendment, are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of the Company’s business, and to motivate all employees to increase shareholder value. In addition, share options and other types of equity awards are necessary to remain competitive in the Company’s industry and are essential to recruiting and retaining highly qualified employees who help the Company meet its goals.

Following approval of the Amendment, and subject to the adjustment provisions contained in the Amended and Restated 2014 Plan, as amended by the Amendment, the total number of common shares that may be issued pursuant to the Amended and Restated 2014 Plan, as amended by the Amendment, equals 13,365,328 common shares (which represents the sum of (i) the 411,522 common shares initially reserved for issuance under the Company’s 2014 Equity Incentive Plan, plus (ii) the 3,653,806 common shares that were automatically added to the Share Reserve under the 2014 Equity Incentive Plan’s evergreen provision on the first business day of the 2015 through 2020 fiscal years, plus (iii) the 4,000,000 common shares that were added to the Share Reserve in June 2020, plus (iv) the 5,300,000 common shares that are being added to the Share Reserve as a result of the Amendment). Subject to the adjustment provisions in the Amended and Restated 2014 Plan, as amended by the Amendment, no more than 1,000,000 common shares, in the aggregate, may be issued through full-value awards.

For additional information regarding the Amended and Restated 2014 Plan, as amended by the Amendment, please refer to the disclosure found under “Executive Compensation—Employee Benefit and Stock Plans—Amended and Restated 2014 Equity Incentive Plan”, Item 4 and Schedule C of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission and with the securities commissions in British Columbia, Alberta and Ontario on April 28, 2022 (the “Proxy Statement”). Such summary and the summary contained in this Current Report on Form 8-K are qualified in their entirety by the text of the Amended and Restated 2014 Plan, as amended by the Amendment, and the form of share option agreement used thereunder, which are filed as Exhibit 10.1 hereto and incorporated herein by reference. The form of share option agreement sets forth the standard terms and conditions that apply to grants of share options pursuant to the Amended and Restated Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, 46,849,770 of the Company’s common shares, or approximately 88.27% of the total of common shares entitled to vote, were present or represented by proxies and voted on the following five proposals, each of which is described in more detail in the Proxy Statement:

Proposal One – Election of Directors.  The following nominees were elected as directors to serve until the 2023 annual meeting of shareholders or until their respective successors are duly elected and qualified:

	For	Withhold	Broker Non-Votes
Simon Pimstone	40,853,880	901,565	5,094,325
Dawn Svoronos	38,686,738	3,068,707	5,094,325
Mohammad Azab	41,425,312	330,133	5,094,325
Steven Gannon	41,546,290	209,155	5,094,325
Elizabeth Garofalo	40,331,261	1,424,184	5,094,325
Patrick Machado	39,293,811	2,461,634	5,094,325
Ian Mortimer	41,527,742	227,703	5,094,325
Gary Patou	40,599,092	1,156,353	5,094,325

Proposal Two – Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”).  The compensation of the Company’s named executive officers, on an advisory basis, was approved as follows:

For	Against	Abstain	Broker Non-Votes
41,145,105	606,074	4,266	5,094,325

Proposal Three – Amendment to the Amended and Restated 2014 Equity Incentive Plan.  The Amendment was approved as follows:

For	Against	Abstain	Broker Non-Votes
35,583,431	6,167,787	4,227	5,094,325

Proposal Four – Appointment of Auditor.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the ensuing year was approved as follows:

For	Withheld	Broker Non-Votes
45,857,812	991,958	0

Proposal Five – Remuneration of Auditor.  The authority of the audit committee of the Board to set the remuneration of the auditor for the ensuing year was approved as follows:

For	Against	Abstain	Broker Non-Votes
41,662,567	88,895	3,983	5,094,325

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2014 Equity Incentive Plan and form of share option agreement used thereunder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: June 2, 2022	By:	/s/ Sherry Aulin
Sherry Aulin
Chief Financial Officer